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                                                                   EXHIBIT 21.01

                               NETEGRITY, INC.

   The following are wholly-owned subsidiaries of Netegrity, Inc.

                                                                    STATE OR
                                                                 JURISDICTION OF
                                                                  INCORPORATION
                                                                 ---------------
Netegrity Europe SARL........................................     France
Netegrity Asia/Pacific Pte Ltd...............................     Singapore
Net Integrity, Inc...........................................     Delaware
Netegrity Canada, Inc........................................     Canada
Netegrity Gmbh...............................................     Germany
Netegrity UK Limited.........................................     United Kingdom
Netegrity Nordic AB..........................................     Sweden
Netegrity Service Center SDN Bhd.............................     Malaysia
Nihon Netegrity, Inc.........................................     Japan
DataChannel, Inc.............................................     Washington
Netegrity Operating Company, Inc.............................     Massachusetts
Netegrity China Ltd..........................................     Hong Kong